EXHIBIT 10.1

AGREEMENT FOR PURCHASE

AND SALE OF REAL PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the “Agreement”) is entered into as of the Effective Date (as hereinafter defined), by and between REDUS SC LAND, LLC, a Delaware limited liability company (the “Seller”), and WOODFIELD Investments, LLC, a North Carolina limited liability company (the “Purchaser”).

WHEREAS, Seller is the owner of certain real property in the County of Charleston (“County”), State of South Carolina as more particularly described on Exhibit “A”, attached hereto and made a part hereof (the “Property”); and

WHEREAS, Seller desires to sell and Purchaser wishes to purchase the Property pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) in hand paid and in consideration of the mutual promises of the parties as set forth herein, Seller does hereby agree to sell to Purchaser and Purchaser agrees to purchase from Seller in fee simple the Property pursuant to the following covenants, conditions, terms and obligations:

1. FEASIBILITY PERIOD. Purchaser shall have a sixty (60) day feasibility period, commencing upon the Effective Date (as hereinafter defined) (the “Feasibility Period”), to undertake at Purchaser’s sole expense such engineering, development, marketing and other studies as Purchaser may desire. If Purchaser is not satisfied with the Property or the transaction evidenced by this Agreement for any reason or no reason at all, Purchaser may as a matter of right, terminate this Agreement by written notice to Seller at any time prior to the end of the Feasibility Period, in which case the Deposit (as hereinafter defined) shall be returned to Purchaser within five (5) days of such termination (less $100.00 paid to Seller as consideration for entering into this Agreement), and thereafter the parties shall be relieved of further liability from performing hereunder, with the exception of Purchaser’s obligations to Seller that survive any termination of this Agreement. If such notice is not given prior to the end of the Feasibility Period, Purchaser’s right to terminate pursuant to this Paragraph 1 shall expire at the end of the Feasibility Period. Time is of the essence with respect to the giving of any such notice by Purchaser. All engineering, development, marketing and other inspections, tests and examinations shall be conducted by parties qualified and, where applicable, licensed to conduct such inspections, tests and/or examinations. Purchaser shall pay the costs of all tests, inspections, examinations, investigations, and reviews conducted pursuant to this Agreement. After the performance of any tests, inspections, examinations, investigations and reviews, Purchaser shall promptly repair any damage to the Property to substantially the same condition as existed prior to the conduct of said tests, inspections, examinations, investigations and reviews, and this obligation of Purchaser shall survive any termination of this Agreement. Prior to undertaking any activity or exercising any rights granted in this Agreement, Purchaser shall obtain, and subsequently maintain in full force and effect throughout the duration of this Agreement, commercial general liability insurance in an amount not less than One Million and No/100 Dollars ($1,000,000.00). Such policy or policies shall name Seller as an additional insured, and shall cover damage to property and persons resulting from or connected with any activity of Purchaser as contemplated under this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser agrees to indemnify and hold Seller harmless from any and all liability, loss or damage, including reasonable attorneys’ fees and related costs and expenses arising out of, or resulting from, any and all engineering, development, marketing and other studies that may be conducted by Purchaser, including, without limitation, physical damage to the Property (and any adjoining property) and claims of mechanics and materialmen arising out of such activities. Furthermore, and notwithstanding anything in this Agreement to the contrary, Purchaser shall not be permitted to perform a Phase II environmental audit and inspection of the Property or any other form of invasive property testing without Seller’s prior written approval, which may be withheld for any reason or no reason. Purchaser’s obligations to Seller under this Paragraph 1 shall survive any termination of this Agreement.

In the event this Agreement is terminated for any reason prior to Closing, Purchaser agrees that it shall promptly provide to Seller copies of the results of any testing and other due diligence activity conducted by Purchaser (or its contractors, agents, and representatives) concerning the Property. Furthermore, any material issues related to the Property and Zoning Change (as hereinafter defined) that are known or became known to Purchaser during the term of this Agreement, including copies of any applicable documents, shall also be provided by Purchaser to Seller. Purchaser’s obligations to Seller under this Paragraph 1 shall survive any termination of this Agreement.

2. DUE DILIGENCE MATERIALS. In order to assist Purchaser in the completion of Purchaser’s inspections, testing, examinations, and studies during the Feasibility Period, the parties acknowledge and agree that Seller has delivered and Purchaser has received copies of the those items listed on Exhibit “B”, attached hereto, at or prior to the Effective Date (“Seller’s Materials”).

The furnishing of Seller’s Materials is without representation or warranty by Seller as to the accuracy thereof, or as to the right of Purchaser to rely on Seller’s Materials, all of which were prepared by third parties.

The economic terms relating to the transaction evidenced by this Agreement, as well as all information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of its review, including, without limitation, all information provided by Seller pursuant to this Paragraph 2, shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information; provided, however, that no information which is public record shall be considered confidential. Purchaser shall be liable for all costs and expenses, and/or damage or injury to any person or property resulting from any failure to keep all such information confidential, whether occasioned by the acts of Purchaser or any of its employees, agents, contractors, or representatives, and Purchaser shall indemnify and hold harmless Seller from any liability, claims or expenses (including, without limitation, reasonable attorneys’ fees) resulting therefrom. Furthermore, Seller shall have the right to seek any and all injunctive remedies for any breach, perceived breach, or threatened breach of the obligations of Purchaser or any of its employees, agents, contractors, or representatives set forth in this Paragraph 2. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of

Purchaser set forth in this Paragraph 2 shall survive Closing or the termination of this Agreement, as applicable. Additionally, Purchaser hereby grants to Seller a security interest in the Deposit as security for Purchaser’s indemnification provided in this Paragraph. Should Purchaser terminate this Agreement, Purchaser shall promptly return to Seller all copies of the Seller’s Materials.

3. PURCHASE PRICE AND CLOSING. Upon satisfaction of the Conditions Precedent to Closing (as defined in Paragraph 5), Seller shall sell, and Purchaser agrees to purchase the Property in accordance with the terms of this Agreement. The purchase price for the Property is Three Million Five Hundred Fifty Two Thousand and No/100 Dollars ($3,552,000.00) (the “Purchase Price”). The Purchase Price shall be paid by Purchaser as follows:

3(a) Within one (1) day after the Effective Date, Purchaser shall deposit the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Deposit”) with Nexsen Pruet, 205 King Street, Suite 400, Charleston, SC 29401 (the “Escrow Agent”).

3(b) In order to preserve, maintain and continue its rights under this Agreement, Purchaser shall pay and deliver to Escrow Agent within one (1) day after the end of the Feasibility Period the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) as an additional deposit (the “Additional Deposit”). The term “Deposit” as used in this Agreement shall be deemed to include the Additional Deposit if the same is deposited with Escrow Agent pursuant to this Paragraph 3(b).

3(c) The Escrow Agent shall deposit the Deposit in an interest bearing account held at Wells Fargo Bank, N.A. and Purchaser shall be entitled to all interest accumulating on the Deposit, unless Seller is entitled to retain the Deposit pursuant to the terms of Paragraph 7 below or any other provision of this Agreement.

3(d) Upon Closing (as defined below), the Deposit shall be applied against the Purchase Price, and the balance of the Purchase Price shall be paid to Seller in immediately available funds.

3(e) The closing (the “Closing”) shall occur on or before the earlier of (i) thirty (30) days following the Zoning Change approval and (ii) June 1, 2011. The Closing shall be held at the offices of the Escrow Agent or such other location as the patties shall mutually designate. Time is of the essence with respect to the date of Closing.

4. SELLER’S OBLIGATIONS. If any mechanics’ or materialmen’s liens are filed against the Property at the time of Closing pursuant to any work performed or materials furnished pursuant to any agreement made by Seller, Seller will forthwith bond same in order to release the Property from the operation and effect of such lien, or obtain affirmative title insurance over such lien reasonably acceptable to Purchaser. Seller shall hold Purchaser harmless for any and all such liens filed on the Property at or before the time of Closing pursuant to any work performed or materials furnished pursuant to any agreement made by Seller, including reasonable attorney’s fees and any costs incurred by Purchaser to defend any such claims or liens.

5. CONDITIONS PRECEDENT TO CLOSING. The obligation of Purchaser to purchase the Property shall be conditioned upon satisfaction of the following at or prior to Closing, any of which may be waived by Purchaser in its sole and absolute discretion (the “Conditions Precedent to Closing”):

5(a) All conditions of title have been met pursuant to Subparagraph 6(a) hereof.

5(b) Seller is not in default of this Agreement.

5(c) The representations and warranties by Seller contained in this Agreement must be true.

In the event that any of the foregoing Conditions Precedent to Closing are not satisfied on or prior to the date of Closing, then Purchaser shall, as its sole remedy, either (i) waive the applicable unsatisfied Conditions Precedent to Closing and proceed to Closing on the scheduled Closing date or (ii) immediately terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Purchaser within five (5) days of such termination and thereafter the parties shall be relieved of further liability hereunder with the exception of Purchaser’s obligations to Seller that survive any termination of this Agreement.

6. CLOSINGS, CONVEYANCE AND TITLE.

6(a) Title to the Property is to be conveyed hereunder, free of liens, judgments, tenancies, and reservations, subject, however, to those easements, rights-of-way and restrictions required by public utilities and/or the local governmental authority, subject to all declarations, easements, rights-of-way, restrictions, covenants and other matters of public record, subject to all water, gas, and mineral rights, and subject to any matters that would be disclosed by an accurate, current survey and inspection of the Property.

6(b) On or before thirty (30) days prior to the expiration of the Feasibility Period, Purchaser shall obtain an abstract of title, setting forth the status of title to the Property and showing all encumbrances and other matters affecting the Property (the “Commitment”). Upon receipt of the Commitment, Purchaser shall promptly provide a copy of the Commitment to Seller. In no event shall Seller be obligated to pay any premium for a new title policy, the cost of obtaining the Commitment, or any other costs related to title insurance. On or before twenty (20) days prior to the expiration of the Feasibility Period, Purchaser shall notify Seller in writing as to Purchaser’s disapproval of any of the title exceptions set forth in such Commitment. Seller shall have seven (7) business days after receipt of such notice (“Seller Response Period”) to elect, subject to the terms and provisions of Section 6(a) herein, whether or not to remove said exceptions at or prior to the Closing. In the event Seller does not give written notice to Purchaser within the Seller Response Period that Seller will remove such disapproved exception(s) at or prior to the Closing, then Purchaser may (i) terminate this Agreement prior to the expiration of the Feasibility Period, in which case Purchaser shall be entitled to a return of the Deposit, or (ii) proceed under the terms and provisions of the Agreement whereby Purchaser shall be deemed to have expressly approved the Commitment and shall take title to the Property at Closing subject to exceptions shown in the Commitment.

6(c) Preparation of and recording fees for the deed are to be at the cost of Purchaser. Any escrow fee shall be equally shared between Purchaser and Seller. Any transfer or conveyance taxes or fees, filing fees and/or costs associated with the recordation of the deed and/or Purchaser’s financing shall be at Purchaser’s expense. Purchaser shall also pay all costs and expenses associated with Purchaser’s procurement of a survey and procurement of title insurance.

6(d) Seller shall be responsible for all real estate taxes, assessments or other charges accruing prior to the date of the Closing, including any rollback taxes if applicable, and Purchaser shall be responsible for such real estate taxes, assessments and other charges accruing on or after the date of the Closing. At Closing, real estate taxes and other charges payable on an annual or periodic basis shall be prorated to the date of Closing based on the most recent available tax information.

6(e) At Closing, a portion of the Property shall be conveyed by Seller to Purchaser or Purchaser’s designee by Limited Warranty Deed and a portion of the Property shall be conveyed by Seller to Purchaser or Purchaser’s designee by Quitclaim Deed, in proper form for recording in the County. The portion of the Property to be conveyed by Limited Warranty Deed and the portion to be conveyed by Quitclaim Deed are noted as such on Exhibit “A”, attached hereto.

6(f) At or prior to Closing, Seller shall deliver to Purchaser a “Certification of Non-Foreign Status” which meets the requirements of Section 1445 of the Internal Revenue Code and Internal Revenue Regulations for the purpose of informing the transferee that withholding of Federal taxes is not required.

7. DEFAULT; LIABILITY OF PARTIES.

7(a) In the event of any breach, failure or default by Purchaser under the terms of this Agreement (which breach, failure or default is not remedied or cured by Purchaser pursuant to any other provisions hereof), Seller shall be able to obtain the Deposit from Escrow Agent and to retain the Deposit, as Seller’s sole and exclusive remedy for Purchaser’s default, as full, fixed and liquidated damages, not as a penalty, whereupon this Agreement shall terminate, the parties hereby acknowledging the difficulty of ascertaining Seller’s damages in such a circumstance and agreeing that this remedy represents a reasonable and mutual attempt by Seller and Purchaser to anticipate the consequence to Purchaser of Seller’s breach. Thereafter, Purchaser and Seller shall be relieved of further liability hereunder, at law or in equity, it being the agreement of the parties that Purchaser shall have no other liability or obligation for default hereunder, except for such obligations as may, under the terms hereof, survive termination of this Agreement.

7(b) Notwithstanding anything to the contrary contained herein, in the event Seller breaches this Agreement (which breach, failure or default is not remedied or cured by Seller pursuant to any other provisions hereof), Purchaser’s sole and exclusive remedies shall be either (i) the return to Purchaser of the Deposit plus an amount equal to Five Hundred and No/100

Dollars ($500.00), as full, fixed and liquidated damages, not as a penalty, whereupon this Agreement shall terminate, the parties hereby acknowledging the difficulty of ascertaining Purchaser’s damages in such a circumstance and agreeing that this remedy represents a reasonable and mutual attempt by Seller and Purchaser to anticipate the consequence to Purchaser of Seller’s breach; or (ii) seek specific performance of this Agreement, provided Purchaser commences the specific performance action within sixty (60) days following the date of Seller’s breach (further provided, however, that Purchaser shall not be entitled to pursue any action for specific performance against Seller if Seller is prevented from performing as a result of any of the following: (x) an order or regulation of any governmental or regulatory authority having jurisdiction over Seller or any affiliate thereof, or (y) the levy of a fine, imposition of any reserve requirement or any other action that has a material adverse effect [apart from the act of specific performance] on Seller or any affiliate undertaken by any such governmental or regulatory authority, or (z) Seller having received an opinion of reputable counselor its internal legal department that Seller’s performance hereunder could result in a violation of any law, rule, regulation, or order of any such governmental or regulatory authority or the levy of any fine, imposition of an additional reserve requirement or any other action that has a material adverse effect [apart from the act of specific performance] on Seller or any affiliate). Thereafter, Purchaser and Seller shall be relieved of further liability hereunder, at law or in equity, it being the agreement of the parties that Seller shall have no liability or obligation for default hereunder except to the extent of the remedies set forth herein, and except obligations that survive termination, and in no event shall Seller’s liability or responsibility for any failure, breach or default hereunder exceed the total amounts or obligations set forth herein, and in no event shall Purchaser be entitled to any other equitable remedies.

7(c) Seller and Purchaser acknowledge and represent that Carolina Commercial, LLC and Southern Real Estate Company of Charlotte, Inc. (d/b/a NAI Southern Real Estate) (collectively, the “Seller’s Broker”), has acted as listing agent and Seller’s broker concerning the Property. Seller and Purchaser acknowledge and represent that W. Gordon Geer, with Anchor Commercial, has acted as Purchaser’s broker concerning the Property (the “Purchaser’s Broker”). Seller’s Broker and Purchaser’s Broker are the only brokers Purchaser and Seller have dealt with concerning this Property and Agreement. Seller shall be responsible for payment to Seller’s Broker of all compensation due Seller’s Broker, if and when Closing occurs, pursuant to a separate agreement between Seller and Seller’s Broker. Seller’s Broker shall be responsible for payment to Purchaser’s Broker pursuant to a separate agreement between Seller’s Broker and Purchaser’s Broker. Should any other claim for commission be asserted or established, the party in breach of its representation in this Paragraph 7(c) hereby expressly agrees to hold the other harmless with respect to all costs relating thereto (including reasonable attorneys’ fees) to the extent that the breaching patty is shown to have been responsible for the creation of such claim. Anything to the contrary in this Agreement notwithstanding, such agreement of each party to hold the other harmless shall survive the Closing and any termination of this Agreement.

Agency Disclosure (initial as applicable):

             Seller acknowledges receiving an explanation of the types of agency relationships that are offered by agent and that an Agency Disclosure Form was provided to Seller at the first practical opportunity at which substantive contact occurred between the agent and Seller.

             Purchaser acknowledges receiving an explanation of the types of agency relationships that are offered by agent and that an Agency Disclosure Form was provided to Purchaser at the first practical opportunity at which substantive contact occurred between the agent and Purchaser.

7(d) Purchaser agrees to indemnify and hold Seller harmless from any liability, loss or damage, including reasonable attorney’s fees and related costs and expenses arising out of, or resulting from Purchaser performing its rights and obligations under this Agreement.

7(e) No failure(s) or default(s) by Purchaser or Seller shall result in the termination or limitation of any right hereunder or the exercise of ally rights or remedies with respect to such failure(s) or default(s) unless and until the defaulting party shall have been notified in writing by a document specifically entitled “Notice of Default” and shall have failed to remedy the specified failure(s) or default(s) within fifteen (15) days after the receipt of said written notice or if the cure thereof cannot be completed within fifteen (15) days, then a reasonable period of time not to exceed an additional thirty (30) days provided the party diligently and continuously pursues such cure. The scope of the breach or default and of the required cure shall be limited to the failure(s) or default(s) specifically stated in the Notice of Default, and any right to claim or pursue a breach of or default under this Agreement following any such failure to cure shall be limited to the specific failure(s) or default(s) stated in such Notice of Default. The provisions of this Subparagraph 7(e) shall not apply Purchaser’s failure to timely deliver the Deposit to Seller (which failure shall result in this Agreement being null and void without any further action of Seller), or to a default by Purchaser for failure to close on the purchase of the Property as and when required hereunder, or to the exercise by Purchaser of its rights and obligations in Paragraph 16.

8. SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS. Seller hereby represents, warrants and covenants to Purchaser that:

8(a) Except as may be required by law or agreed to by Purchaser, during the term of this Agreement, Seller will not make any commitments or representations to the applicable governmental authorities, or to adjoining or surrounding property owners, which would materially interfere with Purchaser’s ability to improve the Property.

8(b) Seller has granted no person any contract right or other right to possession of any portion of the Property and will not do so for so long as this Agreement is in force.

8(c) Except as may be required by law or agreed to by Purchaser, Seller shall not materially alter the condition of the Property during the term of this Agreement.

9. AS-IS. PURCHASER ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE PROPERTY IN AN “AS IS” CONDITION “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER OTHER THAN THOSE EXPRESSLY STATED IN THIS AGREEMENT.

PURCHASER ACKNOWLEDGES THAT PURCHASER HAS NOT RELIED, AND IS NOT RELYING, UPON ANY INFORMATION, DOCUMENT, SALES BROCHURES OR OTHER LITERATURE, MAPS, SKETCHES, DRAWINGS, PLANS, PROJECTION, PROFORMA, STATEMENT, REPRESENTATION, GUARANTEE OR WARRANTY (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MATERIAL OR IMMATERIAL) THAT MA Y HAVE BEEN GIVEN BY OR MADE BY OR ON BEHALF OF SELLER.

PURCHASER HEREBY ACKNOWLEDGES THAT IT SHALL NOT BE ENTITLED TO, AND SHALL NOT, RELY ON SELLER, ITS AGENTS, EMPLOYEES OR REPRESENTATIVES, AND SELLER HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER UNDER COMMON LAW, BY STATUTE, OR OTHERWISE, AS TO (I) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, ANY STRUCTURAL ELEMENTS, FOUNDATION, ACCESS, LANDSCAPING, SEWAGE OR UTILITY SYSTEMS AT THE PROPERTY, IF ANY; (II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS AND GROUND WATER OR THE EXISTENCE OF GROUND WATER AT THE PROPERTY; (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITIES SERVING THE PROPERTY; (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, ITS VALUE, ITS PROFITABILITY, ITS HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY; (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATIONS WITH ANY APPLICABLE CODE, STATUTE, LAW, ORDINANCE, RULE, REGULATION, COVENANT, PERMIT, AUTHORIZATION, STANDARD, CONDITION OR RESTRICTION OF ANY GOVERNMENTAL OR REGULATORY AUTHORITY; (VII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE PROPERTY; (VIII) THE SQUARE FOOTAGE OR ACREAGE OF THE PROPERTY; OR (IX) THE OPERATION OF THE PROPERTY FROM THE DATE OF THIS AGREEMENT UNTIL THE CLOSING.

PURCHASER ACKNOWLEDGES THAT BY THE END OF THE FEASIBILITY PERIOD, PURCHASER WILL HAVE HAD AN ADEQUATE OPPORTUNITY TO MAKE SUCH LEGAL, FACTUAL AND OTHER INQUIRIES AND INVESTIGATIONS AS PURCHASER DEEMS NECESSARY, DESIRABLE OR APPROPRIATE WITH RESPECT TO THE PROPERTY. SUCH INQUIRIES AND INVESTIGATIONS OF PURCHASER SHALL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE PROPERTY, AN INSPECTION OF THE PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION WOULD SHOW, THE PRESENT AND FUTURE ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE PROPERTY IS LOCATED AND THE VALUE AND MARKETABILITY OF THE PROPERTY.

PURCHASER ACKNOWLEDGES THAT THERE HAVE BEEN NO REPRESENTATIONS OR AGREEMENTS REGARDING SELLER’S OBLIGATION TO PROVIDE OR COMPLETE ROADS, SEWER, WATER, ELECTRIC OR OTHER UTILITY SERVICES, RECREATIONAL AMENITIES, OR ANY OTHER IMPROVEMENTS TO THE PROPERTY MADE BY SELLER OR RELIED UPON BY PURCHASER WHATSOEVER.

PURCHASER ACKNOWLEDGES THAT SELLER HOLDS TITLE TO THE PROPERTY, THROUGH FORECLOSURE OR OTHERWISE, PRIMARILY TO PROTECT ITS SECURITY INTEREST WITHIN THE MEANING OF THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (“CERCLA”), 42 U.S.C. § 9601 ET SEQ. AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE PRECEDING, PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE IN THE FUTURE AGAINST THE SELLER WITH RESPECT TO COSTS, DAMAGES, OBLIGATIONS, PENALTIES, CAUSES OF ACTION AND OTHER LIABILITIES (WHETHER ACCRUED, CONTINGENT, ARISING BEFORE OR AFTER THIS AGREEMENT, OR OTHERWISE) ARISING AS A RESULT OF (I) THE CONDITION OF THE PROPERTY, EITHER PATENT OR LATENT, (II) ITS ABILITY OR INABILITY TO OBTAIN OR MAINTAIN BUILDING PERMITS, EITHER TEMPORARY OR FINAL CERTIFICATES OF OCCUPANCY OR OTHER LICENSES FOR THE USE OR OPERATION OF THE PROPERTY, AND/OR CERTIFICATES OF COMPLIANCE FOR THE PROPERTY, (III) THE ACTUAL OR POTENTIAL INCOME OR PROFITS TO BE DERIVED FROM THE PROPERTY, (IV) THE REAL ESTATE TAXES OR ASSESSMENTS NOW OR HEREAFTER PAYABLE THEREON, (V) THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE PROPERTY, OR COMPLIANCE OF PAST OWNERS AND OPERATORS OF THE PROPERTY, IN REGARD TO ANY PAST, PRESENT AND FUTURE FEDERAL, STATE AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION CONTROL, POLLUTION CLEANUP, AND CORRECTIVE ACTION LAWS, RULES, REGULATIONS, ORDERS, AND REQUIREMENTS (INCLUDING WITHOUT LIMITATION CERCLA, RCRA, AND OTHERS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE, RELEASE, DISPOSAL, REMOVAL, REMEDIATION OR RESPONSE TO, OR NOTIFICATION OF GOVERNMENTAL ENTITIES CONCERNING, TOXIC, HAZARDOUS, OR OTHERWISE REGULATED WASTES, SUBSTANCES, CHEMICALS, POLLUTANTS OR CONTAMINANTS), OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, (VI) THE PRESENCE ON, IN, UNDER OR NEAR THE PROPERTY OF (INCLUDING WITHOUT LIMITATION ANY RESULTANT OBLIGATION UNDER CERCLA, THE RESOURCE CONSERVATION AND RECOVERY ACT (“RCRA”), 42 U.S.C. § 6973 et seq., ANY STATE STATUTE OR REGULATION, OR OTHERWISE, TO REMOVE, REMEDIATE OR RESPOND TO) ASBESTOS CONTAINING MATERIAL, RADON, UREA FORMALDEHYDE OR ANY OTHER TOXIC, HAZARDOUS OR OTHERWISE REGULATED WASTE, SUBSTANCE, CHEMICAL, POLLUTANT OR CONTAMINANT, AND (VII) ANY OTHER STATE OF FACTS WHICH EXIST WITH RESPECT TO THE PROPERTY.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE TERMS AND CONDITIONS OF THIS PARAGRAPH 9 SHALL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT AND/OR THE RECORDATION OF A DEED FOR THE PROPERTY.

10. MISCELLANEOUS.

10(a) All notices and other communications hereunder shall be in writing, and be deemed duly given: (i) when given, if personally delivered; (ii) three (3) days after mailing, if mailed by certified mail, return receipt requested, postage prepaid; and (iii) one business (l) day after shipping via FedEx or other nationally recognized overnight courier service:

If to Purchaser:	WOODFIELD INVESTMENTS, LLC 339 Greenwood Drive Hilton Head Island, SC 29928 Attention: Mike Schwarz

with a copy to:	Nexsen Pruet 205 King Street, Suite 400 Charleston, SC 29401 Attention: Neil C. Robinson

If to Seller:	REDUS SC LAND, LLC c/o Wells Fargo Bank, N.A. 301 South College Street, MAC D1053-04B Charlotte, NC 28288 Attention: Michael W. Kennerly

with a copy to:	WELLS FARGO BANK, N.A. 301 South College Street, Mail Code: MAC D1053-300 Charlotte, NC 28288 Attention: Deborah Snyder, Senior Counsel

and, with a copy to:	K&L GATES, LLP 214 North Tryon St., 47th Floor Charlotte, NC 28202 Attention: Derek Wisniewski

If to Escrow Agent:	Nexsen Pruet 205 King Street, Suite 400 Charleston, SC 29401 Attention: Neil C. Robinson

The parties hereto shall be responsible for notifying each other of any change of address.

10(b) If any term, covenant or condition of this Agreement, or the application thereof to any party or circumstance, shall be invalid or unenforceable, the Agreement shall not be affected thereby, and each term shall be valid and enforceable to the fullest extent permitted by law.

10(c) It is the intention of the patties hereto that all questions with respect to the construction of this Agreement, and the rights or liabilities of the parties hereunder, shall be determined in accordance with the laws of the State of South Carolina, without regard to conflicts of law rules. Time is hereby declared to be of the essence in the performance of each of Seller’s and Purchaser’s obligations hereunder.

10(d) Any date specified in this Agreement which is a Saturday, Sunday or legal holiday shall be extended to the first regular business day after such date, which is not a Saturday, Sunday or legal holiday.

10(e) This Agreement, together with the Exhibits attached hereto, contains the final and entire agreement between the parties hereto. The recitals set forth in the beginning of this Agreement are incorporated herein as if restated in full. No change or modification of this Agreement, or any waiver of the provisions hereof, shall be valid unless the same is in writing and signed by the parties hereto. Waiver from time to time of any provision hereunder will not be deemed to be a full waiver of such provision, or a waiver of any other provisions hereunder. The terms of this Agreement are mutually agreed to be clear and unambiguous, shall be considered the workmanship of all of the parties and shall not be construed against the drafting party.

10(f) Titles to Paragraphs and Subparagraphs are for convenience only, and are not intended to limit or expand the covenants and obligations expressed thereunder.

10(g) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10(h) In the event of any dispute or controversy arising out of or relating to this Agreement or the parties’ compliance therewith, it is agreed that the exclusive forum for determination of any and all such disputes or controversies shall be the appropriate trial court for the jurisdiction in which the Properly is located. Moreover, in addition to any other relief to which it may be entitled, the prevailing party shall be entitled to recover its attorneys’ fees and costs incurred in regard to such dispute or controversy. THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS OF TRIAL BY JURY.

11. ASSIGNMENT: SURVIVAL. Seller may not assign this Agreement to any party without the express written consent of Purchaser, which consent may not be unreasonably withheld or delayed; provided, however, Seller may assign this Agreement without Purchaser’s consent to any entity controlling, controlled by, under common control with or otherwise affiliated with Seller. Purchaser may not assign this Agreement to any party without the express written consent of Seller, which consent may be withheld for any reason or no reason; provided, however, Purchaser may assign this Agreement without Seller’s consent to any entity 100% owned by Purchaser. This Agreement shall be binding upon the parties hereto and each of their respective heirs, executors, administrators, successors and assigns. The provisions of this Agreement and the obligations of the parties shall survive the execution and delivery of the deed executed hereunder and shall not be merged therein, except that any representations and warranties of Seller hereunder shall survive Closing for only six (6) months.

12. ESCROW AGENT. The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Purchaser and instructions for Escrow Agent, which Escrow Agent shall acknowledge and agree to be bound by, as evidenced by its execution of this Agreement. Seller and Purchaser shall promptly execute and deliver to Escrow Agent any separate or additional escrow instructions requested by Escrow Agent which are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly agreed by mutual consent of Purchaser and Seller. Purchaser and Seller both hereby acknowledge and agree that Escrow Agent shall hold and deliver the Deposit and all other deposits which may be made under this Agreement in accordance with the terms and conditions of this Agreement and that Escrow Agent shall be relieved of all liability and held harmless by both Seller and Purchaser in the event Escrow Agent makes any disbursement of such monies in accordance with the terms and provisions of this Agreement. Escrow Agent shall be relieved from any responsibility or liability and held harmless by both Purchaser and Seller in connection with the discharge of Escrow Agent’s duties hereunder provided that Escrow Agent exercises ordinary and reasonable care in the discharge of such duties.

13. RELATED PARTIES. Purchaser represents to Seller that neither Purchaser nor any person having control over Purchaser is employed by, or is a family member purchasing directly or indirectly for the benefit of anyone who is employed by, Wells Fargo & Company or any of its subsidiaries. For purposes of this representation “family member” is defined as a spouse, a domestic partner, parents, grandparents, children, grandchildren, brothers and sisters, including in all cases, step-family members.

14. OFAC COMPLIANCE. Purchaser represents and warrants that: (i) it is not on an SDN List (defined below), nor is it directly or indirectly owned or controlled by an SDN (defined below); and (ii) the purchase and sale of the Property, and the consummation of any other transaction contemplated by this Agreement, will not violate any country sanctions program administered and enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. For the purposes hereof, an “SDN List” is defined as one of the lists published by OFAC of individuals and companies owned or controlled by, or acting for or on behalf of, OFAC targeted countries, as well as individuals, groups, and entities, such as terrorists and narcotics traffickers, designated under OFAC programs that are not country-specific, and an “SDN” is one of the individuals or companies listed on an SDN List.

15. LIKE-KIND EXCHANGE. Seller understands and acknowledges that a material inducement to Purchaser’s entry into this Agreement is the right of Purchaser to structure the transaction contemplated by this Agreement so as to qualify as a tax-free exchange of like-kind property in compliance with the provisions of Section 1031 of the Internal Revenue Code of 1986,

as amended (“Section 1031”). Seller agrees to cooperate in all reasonable respects to allow Purchaser to structure the transaction contemplated by this Agreement to effect a like-kind exchange in compliance with the provisions of Section 1031 and the Regulations promulgated thereunder (the “Regulations”). The agreement of Seller to cooperate in all reasonable respects with Purchaser’s efforts to structure the transaction contemplated by this Agreement as part of a like-kind exchange under Section 1031 and the Regulations shall be subject to the following terms, provisions and conditions: (a) the Closing shall not be delayed as a result of any like-kind exchange aspects of the transaction; (b) if Purchaser is unsuccessful in its efforts to structure the transaction contemplated by this Agreement as part of a like-kind exchange, such occurrence shall not be deemed or construed as the failure of a condition precedent to Purchaser’s obligations under this Agreement; and in such case, the Closing shall proceed as if this paragraph were not included in this Agreement; and (c) in no event shall Seller be obligated to take title to any other Property of any nature or kind or to assume any other liability or exposure to facilitate Purchaser’s like-kind exchange, and in no event shall Purchaser be released from any of its obligations under this Agreement as a result of or in connection with Purchaser’s like-kind exchange. Purchaser shall pay and reimburse Seller for any and all costs and expenses (if any) incurred by Seller as a result of the election by Purchaser to structure the Closing as part of a like-kind exchange (but only to the extent such costs and expenses exceed the costs and expenses that otherwise would have been incurred by Seller hereunder). Furthermore, Purchaser shall indemnify and hold Seller harmless from and against any and all damages, demands, claims, costs, and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by or asserted against Seller as a result of the election by Purchaser to structure the Closing as part of a like-kind exchange.

16. ZONING. Commencing upon the Effective Date and ending one hundred twenty (120) days after the Effective Date (the “Zoning Period”), Purchaser and Seller acknowledge and agree that Purchaser shall be permitted, at Purchaser’s sole cost and expense, to seek applicable permits and approvals (including but not limited to subdivision plat approval and zoning change approvals) necessary to convert the Property from PDED approved use to multi-family approved use (the “Zoning Change”). Purchaser shall use commercially reasonable efforts to diligently and expeditiously pursue the Zoning Change. Purchaser shall be responsible for all close-out requirements, maintenance bonds, and any other applicable requirements or costs necessary to accomplish the Zoning Change or resulting from the Zoning Change. Purchaser may only proceed with the rezoning of the Property in accordance with the Zoning Change, and may not make any changes to the Zoning Change without the prior written approval and consent of Seller, which may be granted or denied in Seller’s sole discretion. In the event Purchaser rezones the Property (or otherwise affects title of the Property) in substantial conformance with the Zoning Change or otherwise, and subsequently fails to close on the Property in accordance with this Agreement, Purchaser shall be in default under this Agreement. Furthermore, in such an event and in the sole discretion of Seller, Purchaser shall, at Purchaser’s sole cost and expense, promptly correct any such rezoning (or other change to the title of the Property) such that the Property is in the same condition and status as of the Effective Date. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser agrees that prior to submitting any documentation to any applicable authority related to the Zoning Change or otherwise related to the Property, Purchaser shall first submit any such documentation to Seller for its reasonable review and approval, such review and approval not to be unreasonably withheld or delayed.

In the event Purchaser has not obtained the Zoning Change prior to the expiration of the original Zoning Period, Purchaser shall have the option to extend the Zoning Period for one (1) thirty (30) day period (the “Zoning Period Extension”) by providing Seller written notice of Purchaser’s choice to exercise its Zoning Period Extension option prior to the expiration of the original Zoning Period. The term “Zoning Period” as used in this Agreement shall be deemed to include the Zoning Period Extension if the same is exercised by Purchaser pursuant to this Paragraph.

In the event that the Zoning Change has not been finalized with the applicable authorities on or prior to the expiration of the Zoning Period, then Purchaser shall have ten (10) days following such expiration to either (i) proceed to Closing notwithstanding the status of the Zoning Change or (ii) immediately terminate this Agreement by written notice to Seller, in which case the Deposit (less $50,000.00 which Seller shall be entitled to retain and which shall be expressly non-refundable to Purchaser after the expiration of the Feasibility Period) shall be returned to Purchaser within five (5) days of such termination and thereafter the parties shall be relieved of further liability hereunder with the exception of Purchaser’s obligations to Seller that survive any termination of this Agreement.

Purchaser agrees to indemnify and hold Seller harmless from any and all liability, loss or damage, including reasonable attorneys’ fees and related costs and expenses arising out of, or resulting from, Purchaser’s activities under this Paragraph 16. Purchaser’s obligations to Seller under this Paragraph 16 shall survive any termination of this Agreement. Time is of the essence with respect to Purchaser’s rights and obligations under this Paragraph 16.

17. EFFECTIVE DATE. This Agreement shall become effective on the date last signed by Purchaser and Seller (“Effective Date”).

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WITNESS, the following signatures.

SELLER:

REDUS SC LAND, LLC

By:	REDUS Properties, Inc., its sole member and manager

By:	/s/ Michael W. Kennerly
Name:	Michael W. Kennerly
Title:	Director
Date:	November 8, 2010

(SIGNATURES CONTINUE ON NEXT PAGE)

PURCHASER:

WOODFIELD INVESTMENTS, LLC

By:	/s/ Michael L. Schwarz
Name:	Michael L. Schwarz
Title:	Auth. Member
Date:	11-10-10

(SIGNATURES CONTINUE ON NEXT PAGE)

Escrow Agent executes this Agreement for the sole purpose of evidencing its agreement to the matters set forth in Paragraph 12 hereof.

ESCROW AGENT:

NEXSEN PRUET

By:	/s/ Neil C. Robinson, Jr.
Name:	Neil C. Robinson, Jr.
Title:	Member
Date:	11-10-10

EXHIBIT “A”

PROPERTY

[Omitted as not necessary to an understanding of the agreement]

EXHIBIT “B”

SELLER’S MATERIALS

[Omitted as not necessary to an understanding of the agreement]

FIRST AMENDMENT TO AGREEMENT FOR

PURCHASE AND SALE OF REAL PROPERTY

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is entered into this 5 day of January, 2011, by and between REDUS SC LAND, LLC, a Delaware limited liability company (the “Seller”), and WOODFIELD INVESTMENTS, LLC, a North Carolina limited liability company (the “Purchaser”).

WHEREAS, Seller and Purchaser previously entered into that certain Agreement for Purchase and Sale of Real Property having an Effective Date of November 10, 2010 for the purchase and sale of real property in the County of Charleston, State of South Carolina (the “Agreement”); and

WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) in hand paid and in consideration of the mutual promises of the parties as set forth herein, Seller and Purchaser agree as follows:

1. Feasibility Period. Notwithstanding anything in the Agreement to the contrary, including, without limitation, Paragraph 1 thereof, the Feasibility Period under the Agreement is hereby extended such that the same shall expire on February 8, 2011. Accordingly, the Feasibility Period, for all purposes under the Agreement, is hereby deemed conclusively to expire on February 8, 2011.

2. Survey Expense. Purchaser and Seller acknowledge and agree that, as part of Purchaser’s due diligence activities during the Feasibility Period, Purchaser will contract with a South Carolina licensed surveyor to prepare a survey of the Property that will depict all applicable locatable recorded title exceptions (the “Survey”). Notwithstanding anything in the Agreement to the contrary, Seller agrees to credit Purchaser at Closing one-half (1/2) of Purchaser’s out-of-pocket costs and expenses (as evidenced by paid receipt(s) and invoice(s)) to obtain the Survey, provided that such costs and expenses of Purchaser are reasonable and customary. Upon receipt of the Survey, Purchaser shall promptly provide Seller with a copy of same. Purchaser acknowledges and agrees that the surveyor shall be required to certify the Survey to Seller, its successors and assigns, and to Wells Fargo Bank, N.A. The obligations of Purchaser and Seller under this Paragraph shall survive any termination of the Agreement.

3. No Further Amendment. Except to the extent expressly modified or amended by this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. To the extent of any inconsistency between the Amendment and the Agreement, the terms and conditions of this Amendment shall control.

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4. Capitalized Terms. Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange counterparts of the signature pages.

(SIGNATURES FOLLOW ON NEXT PAGE)

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WITNESS, the following signatures.

SELLER: REDUS SC LAND, LLC

By:	REDUS Properties, Inc., its sole member and manager

By:	/s/ Michael W. Kennerly
Name:	Michael W. Kennerly
Title:	Director
Date:	January 7, 2011

PURCHASER: WOODFIELD INVESTMENTS, LLC

By:	/s/ Michael L. Schwarz
Name:	Michael L. Schwarz
Title:	Auth. Member
Date:	1-5-11

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SECOND AMENDMENT TO AGREEMENT FOR

PURCHASE AND SALE OF REAL PROPERTY

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is entered into this 1 day of February, 2011, by and between REDUS SC LAND, LLC, a Delaware limited liability company (the “Seller”), and WOODFIELD INVESTMENTS, LLC, a North Carolina limited liability company (the “Purchaser”).

WHEREAS, Seller and Purchaser previously entered into that certain Agreement for Purchase and Sale of Real Property having an Effective Date of November 10, 2010 for the purchase and sale of real property in the County of Charleston, State of South Carolina (the “Original Agreement”); and

WHEREAS, Seller and Purchaser entered into that certain First Amendment to Agreement for Purchase and Sale of Real Property dated January 7, 2010 (the “First Amendment”) (the Original Agreement as amended by the First Amendment is hereinafter referred to as the “Agreement”); and

WHEREAS, Seller and Purchaser desire to amend certain provisions of the Agreement pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) in hand paid and in consideration of the mutual promises of the parties as set forth herein, Seller and Purchaser agree as follows:

1. Purchase Price. Notwithstanding anything in the Agreement to the contrary, the Purchase Price under the Agreement is hereby revised such that the same shall be equal to Three Million Four Hundred Thirty Two Thousand and No/100 Dollars ($3,432,000.00).

2. No Further Amendment. Except to the extent expressly modified or amended by this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby ratified and affirmed. To the extent of any inconsistency between the Amendment and the Agreement, the terms and conditions of this Amendment shall control.

3. Capitalized Terms. Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange counterparts of the signature pages.

(SIGNATURES FOLLOW ON NEXT PAGE)

WITNESS, the following signatures.

SELLER: REDUS SC LAND, LLC

By:	REDUS Properties, Inc., its sole member and manager

By:	/s/ Michael W. Kennerly
Name:	Michael W. Kennerly
Title:	Director
Date:	2/1/11

PURCHASER: WOODFIELD INVESTMENTS, LLC

By:	/s/ Michael L. Schwarz
Name:	Michael L. Schwarz
Title:	Partner
Date:	2-1-11

THIRD AMENDMENT TO AGREEMENT

FOR PURCHASE AND SALE OF REAL PROPERTY

THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is effective as of the 12th day of May, 2011, by and between WOODFIELD INVESTMENTS, LLC, a North Carolina limited liability company (the “Buyer”), and REDUS SOUTH CAROLINA, LLC, a Delaware limited liability company f/k/a REDUS SC Land, LLC (the “Seller”).

RECITALS

WHEREAS, Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property with an effective date of November 10, 2010, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated January 5, 2011, as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated February 1, 2011 (collectively, the “Contract”), for the purchase and sale of certain real property located in Mount Pleasant, Charleston County, South Carolina (the “Property”), such property being more particularly described in the Contract; and

WHEREAS, Buyer and Seller have agreed to amend the Contract to revise the Closing for the Property.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

2. Defined Terms. Except as specified to the contrary in this Amendment, all defined terms in this Amendment have the same meaning set forth in the Contract.

3. Closing Date. Paragraph 3(e) of the Contract is hereby deleted in its entirety and the following substituted therefor:

“3(e) The closing (the “Closing”) shall occur on May 18, 2011. The Closing shall be held at the office of the Escrow Agent or such other location as the parties shall mutually designate. Time is of the essence with respect to the date of Closing.”

4. Conflict. If there is a conflict between the terms of the Contract and this Amendment, the terms of this Amendment shall control.

5. Ratification. Except as herein expressly amended, each and every other term of the Contract shall remain unchanged and in full force and effect without modification, and Buyer and Seller hereby ratify and affirm the same.

6. Counterparts. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same document. This Amendment may be executed by facsimile signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BUYER: WOODFIELD INVESTMENTS, LLC, a North Carolina limited liability company

By:	/s/ Michael L. Schwarz
Name:	Michael L. Schwarz
Title:	Auth. Member

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

SELLER: REDUS SOUTH CAROLINA, LLC, A Delaware limited liability company f/k/a REDUS SC LAND, LLC

By:	REDUS Properties, Inc., its Sole Member and Manager

By:	/s/ Michael W. Kennerly
Name:	Michael W. Kennerly
Title:	Director

FOURTH AMENDMENT TO AGREEMENT

FOR PURCAHSE AND SALE OF REAL PROPERTY

THIS FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is effective as of the 18th day of May, 2011, by and between WOODFIELD INVESTMENTS, LLC, a North Carolina limited liability company (the “Buyer”), and REDUS SOUTH CAROLINA, LLC, a Delaware limited liability company, f/k/a REDUS SC Land, LLC (the “Seller”).

RECITALS

WHEREAS, Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property with an effective date of November 10, 2010, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated January 5, 2011, as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated February 1, 2011, and as further amended by that certain Third Amendment to Agreement for Purchase and Sale of Real Property dated May 12, 2011 (collectively, the “Contract”), for the purchase and sale of certain real property located in Mount Pleasant, Charleston County, South Carolina (the “Property”), such property being more particularly described in the Contract; and

WHEREAS, Buyer and Seller have agreed to amend the Contract to revise the Closing for the Property.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. the parties hereby agree as follows:

1. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.

2. Defined Terms. Except as specified to the contrary in this Amendment, all defined terms in this Amendment have the same meaning set forth in the Contract.

3. Closing Date. Paragraph 3 (e) of the Contract is hereby deleted in its entirety and the following substituted thereof:

“3 (e) The closing (the “Closing”) shall occur on May 20. 2011. The Closing shall be held at the office of the Escrow Agent or such other location as the parties shall mutually designate. Time is of the essence with respect to the date of Closing.”

4. Conflict. If there is a conflict between the terms of the Contract and this Amendment, the terms of this Amendment shall control.

5. Ratification. Except as herein expressly amended. each and every other term of the Contract shall remain unchanged and in full force and effect without modification, and Buyer and Seller hereby ratify and affirm the same.

6. Counterparts. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same document. This Amendment may be executed by facsimile signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

BUYER: WOODFIELD INVESTMENTS, LLC a Virginia limited liability company

By:	/s/ Michael L. Schwarz
Name:	Michael L. Schwarz
Title:	Auth. Member

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE)

SELLER: REDUS SOUTH CAROLINA, LLC a Delaware limited liability company, f/k/a REDUS SC LAND, LLC

By:	REDUS Properties, Inc., its Sole Member and Manager

By:	/s/ Michael W. Kennerly
Name:	Michael W. Kennerly
Title:	Director